Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 25, 2008, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of discontinued operations as described in Note 19, as to which the date is July 1, 2008, relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of First Industrial Realty Trust, Inc., and our report dated May 16, 2006, except with respect to our opinion on the consolidated statement of operations insofar as it relates to the effects of discontinued operations described in Note 5, as to which the date is February 25, 2008, relating to the consolidated financial statements of FirstCal Industrial, LLC, which appear in the Current Report on Form 8-K of First Industrial Realty Trust, Inc. dated July 2, 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
PricewaterhouseCoopers LLP
Chicago, Illinois
August 8, 2008